UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, MA 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On September 18, 2007, Indevus Pharmaceuticals, Inc. (the “Company”) executed an Amended and Restated License, Commercialization and Supply Agreement (the “Agreement”) with Esprit Pharma, Inc. (“Esprit”). The Agreement amends and restates the Company’s existing License, Commercialization and Supply Agreement entered into with Odyssey Pharmaceuticals, Inc. effective as of April 6, 2004, as amended by Amendment No. 1 thereto, dated as of April 30, 2005, as further amended by the Amendment and Consent Agreement, dated as of May 14, 2005 by and among Indevus, Odyssey Pharmaceuticals, Inc. and Esprit (f/k/a Saturn Pharmaceuticals, Inc.).

The Agreement is being entered into in connection with the anticipated merger between Esprit Pharma Holding Company, Inc. (“Esprit Holding”), the current parent company of Esprit, and Allergan, Inc., a Delaware corporation (“Allergan”) whereby Esprit Holding will become a wholly-owned subsidiary of Allergan (the “Merger”). Allergan, through the Merger and acquisition of Esprit, will obtain the United States rights to SANCTURA® and SANCTURA® XR.

On September 19, 2007, the Company issued a press release announcing the execution of the Agreement and Allergan’s acquisition of Esprit Pharma. A copy of the press release is included as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

As described in the press release, the Agreement will be effective, with certain exceptions, on the closing of the Merger. The Merger is expected to be completed by the end of October 2007. The press release also describes other terms of the Agreement relating to manufacturing, marketing, sales and supply responsibilities as well as certain milestone, royalty and license fee payment obligations. The Agreement also contains customary provisions regarding committees, training, audits, confidentiality, ordering and supply, intellectual property, indemnification and termination under certain circumstances. A copy of the form of Agreement is included as Exhibit10.1 to this Form 8-K and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated License, Commercialization and Supply Agreement executed September 18, 2007 between the Company and Esprit Pharma, Inc. (Confidential treatment requested for a portion of this Exhibit)

99.1	Press Release issued on September 19, 2007

Forward-Looking Statements

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA®, SANCTURA® XR, NEBIDO® , VANTAS® and SUPPRELIN® LA; the early state of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA XR, NEBIDO, and VALSTAR®; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR and the manufacture of NEBIDO, VANTAS, SUPPRELIN LA and VALSTAR; dependence on third parties for supplies, particularly for histrelin, manufacturing, marketing, and clinical trials; competition; need for additional funds and corporate partners, including for the development of our products; failure to acquire and develop additional product candidates; changes in reimbursement policies and/or rates for SANCTURA, VANTAS, SUPPRELIN LA, DELATESTRYL® and any future products; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; the risk that the businesses of Indevus and Valera Pharmaceuticals, Inc. will not be integrated successfully during the period following the related merger; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; market acceptance for the merger and approved products; risks of regulatory review and clinical trials; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity, valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations and other risks. Indevus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: September 21, 2007	By:	/s/ Michael W. Rogers
Michael W. Rogers
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated License, Commercialization and Supply Agreement executed September 18, 2007 between the Company and Esprit Pharma, Inc. (Confidential treatment requested for a portion of this Exhibit)

99.1	Press Release issued on September 19, 2007